Exhibit 10.1

SYNTROLEUM CORPORATION

STOCK PURCHASE AGREEMENT

April 11, 2005

i

6.3	Compliance Certificate	7
6.4	Effectiveness of Registration Statement	8
6.5	No Legal Order Pending	8
6.6	No Law Prohibiting or Restricting Such Sale	8

SECTION 7. COVENANTS		8
7.1	Fulfillment of Closing Conditions	8
7.2	Confidentiality	8
7.3	Publicity	9
7.4	Restriction on Sale of Securities	9
7.5	Registration Statement	9

SECTION 8. MISCELLANEOUS		9
8.1	Governing Law	9
8.2	Survival	9
8.3	Successors and Assigns	10
8.4	Entire Agreement; Amendment	10
8.5	Costs and Expenses	10
8.6	Notices, etc	10
8.7	Delays or Omissions	10
8.8	Severability	11
8.9	Titles and Subtitles	11
8.10	Counterparts	11
8.11	Construction	11
8.12	Interpretation	11
8.13	Definitions	11
8.14	Facsimile Signatures	12

EXHIBITS

A — Form of Opinion of Baker Botts L.L.P.

ii

STOCK PURCHASE AGREEMENT

This Agreement is entered into effective as of April 11, 2005 by and between Syntroleum Corporation, a Delaware corporation (the “Company”), and Dorset Group Corporation, a Panama corporation (the “Purchaser”).

SECTION 1.

AUTHORIZATION AND SALE OF COMMON STOCK

1.1 Authorization. The Company has authorized the sale and issuance at the Closing (as hereinafter defined) of 1,000,000 shares (the “Shares”) of its common stock, par value $.01 per share (“Common Stock”).

1.2 Sale of the Shares. Subject to the terms and conditions hereof, the Purchaser will buy from the Company, and the Company will issue and sell to the Purchaser, the Shares for a purchase price per Share of $10.00 (for an aggregate purchase price of $10,000,000.00 for all of the Shares).

SECTION 2.

CLOSING DATE; DELIVERY

2.1 Closing. The closing of the purchase and sale of the Shares hereunder shall be held at Syntroleum Corporation, 4322 South 49th West Avenue, Tulsa, Oklahoma 74107, on the first Business Day following the day on which the closing conditions set forth in Sections 5 and 6 hereof have been fulfilled (the “Closing”), or at such other time and place upon which the Company and the Purchaser mutually agree upon orally or in writing (the date of the Closing is hereinafter referred to as the “Closing Date”).

2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the Shares, against payment of the purchase price therefor, by wire transfer to the Company in accordance with its instructions.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the disclosure schedule prepared by the Company and delivered to the Purchaser, dated as of the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchaser both as of the date hereof and again as of the Closing as follows:

3.1 Organization and Standing; Subsidiaries; Charter and Bylaws. The Company and each of its Subsidiaries (as hereinafter defined) is a corporation, partnership or limited liability company duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries has all requisite corporate, partnership or limited liability company power and authority to own and operate their respective properties and assets, and to carry on their business as presently conducted. The Company and each of its Subsidiaries currently is qualified to do business in each jurisdiction where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, financial condition, operating results or business of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has made available to the Purchaser a true, correct and complete copy of the Company’s Certificate of Incorporation, as in full force and effect on the date hereof (the “Charter”), and a true, correct and complete copy of the Company’s Bylaws as in full force and effect on the date hereof (the “Bylaws”).

3.2 Capitalization. The authorized capital stock of the Company consists of 155,000,000 shares, 150,000,000 shares of which are designated as Common Stock, 250,000 shares of which are designated as Series A Junior Participating Preferred Stock, par value $.01 per share (“Series A Junior Preferred Stock”), and 4,750,000 shares of which is undesignated preferred stock, par value $.01 per share (“Undesignated Stock”). As of April 6, 2005, there were 54,297,187 shares of Common Stock outstanding and there were no shares of Series A Junior Preferred Stock or Undesignated Stock outstanding. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, (i) an aggregate of 5,000,000 shares are reserved for issuance under the Company’s 1993 Stock Option and Incentive Plan, and 4,115,249 shares of Common Stock are issuable pursuant to outstanding stock options and restricted stock granted pursuant to the Company’s 1993 Stock Option and Incentive Plan, (ii) an aggregate of 395,370 shares (one percent of the number of shares of Common Stock outstanding on January 1, 2005) are reserved for issuance under the Company’s Stock Option Plan for Outside Directors, and 160,665 shares of Common Stock are issuable pursuant to outstanding stock options granted pursuant to the Company’s Stock Option Plan for Outside Directors, (iii) an aggregate of 1,025,198 shares are issuable pursuant to stock options granted to Company consultants and officers outside of the Company’s 1993 Stock Option and Incentive Plan, (iv) an aggregate of 267,850 shares are reserved for issuance under the SLH Corporation 1997 Stock Incentive Plan, (v) an aggregate of 1,552,000 shares of Common Stock are reserved for issuance pursuant to the Company’s outstanding publicly traded warrants issued on November 4, 2003, (vi) an aggregate of 887,400 shares of Common Stock are reserved for issuance pursuant to the Company’s outstanding publicly traded warrants issued on May 26, 2004, (vii) an aggregate of 1,036,250 shares of Common Stock are reserved for issuance pursuant to outstanding warrants issued to Company consultants, (viii) an aggregate of 68,000 shares of Common Stock are issuable pursuant to outstanding stock options granted to Company employees pursuant to the Company’s 2005 Stock Incentive Plan, which will be submitted for stockholder approval at the Company’s 2005 annual meeting of stockholders (the “2005 Annual Meeting”), (ix) a number of shares of Common Stock equal to 1% of the amount of funds committed by investors to the Company to be used to secure rights to stranded oil and gas fields with associated oil and other hydrocarbons (the “Stranded Gas Venture”) are issuable in accordance with Amendment No. 4 to the Company’s Letter Agreement dated October 3, 2003 with TI Capital Management (the “Consulting Agreement Amendment”), which will be submitted for stockholder approval at the 2005 Annual Meeting and (x) an aggregate of 1,000,000 shares of Common Stock, plus a number of shares of Common Stock equal to 1% of the amount of funds committed by investors to the Stranded Gas Venture divided by a value per warrant to purchase one share determined using a Black-Scholes methodology that takes into account the expected holding period of the warrant, current interest rates, the volatility of the Common Stock over the prior year and the market price of the Common Stock on the date of issuance, are issuable pursuant to warrants that may be issued in accordance with the Consulting Agreement Amendment, which will be submitted for stockholder approval at the 2005 Annual Meeting. Each outstanding share of Common Stock carries a stock purchase right, which rights entitle the holder to buy one one-hundredth of a share of junior preferred stock at a price of $20.8333 per one one-hundredth of a share pursuant to the provisions of the Company’s Second Amended and Restated Rights Agreement dated as of October 24, 2004. Except as described in this Agreement or in the Disclosure Schedule, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities.

3.3 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations hereunder has been taken or will have been taken prior to the Closing. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon issuance in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.4 SEC Reports. The Company has previously made available to the Purchaser true and complete copies of its (i) Annual Report on Form 10-K for its fiscal year ended December 31, 2004, (ii) Proxy Statement for the 2005 Annual Meeting of Stockholders filed on March 30, 2005, (iii) Current Reports on Form 8-K filed on January 5, 2005, January 19, 2005, January 28, 2005, February 1, 2005, February 17, 2005, March 8, 2005, March 21, 2005 and April 1, 2005 and (iv) any other reports or registration statements filed by the Company with the Commission since January 1, 2005, except for preliminary material, which are all the documents that the Company was required to file since that date (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports, when read together with previously filed SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as updated, corrected or superseded by subsequently filed SEC Reports. Except as may be indicated therein or in the notes thereto, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company for the period indicated. Since December 31, 2004, there has been no change in the assets, liabilities, financial condition, operating results or business of the Company and its Subsidiaries, taken as a whole, from that reflected in the audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC reports, except as set forth in the Disclosure Schedule or changes in the ordinary course of business that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.5 No Conflicts. The execution, delivery and performance of this Agreement, including the issuance of the Shares, have not resulted and will not (i) result in any violation of or conflict with, or constitute a default under, the Company’s Charter or Bylaws, (ii) result in any violation of or conflict with, or constitute a material default under, any mortgage, indebtedness, lease, indenture, contract, agreement, license, instrument, judgment, order, decree, statute, law, ordinance, rule or regulation to which the Company or any of its Subsidiaries is party or otherwise subject to (subject to any required notices or filings with the NNM (as hereinafter defined) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance by the Company of the Shares and the purchase of the Shares by the Purchaser in the manner contemplated herein and in the Final Prospectus and as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), or (iii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) or (iii) as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6 Approvals. The Securities and Exchange Commission (the “Commission”) has issued an order under the Securities Act of 1933, as amended (the “Securities Act”), declaring the Registration Statement effective, and no other consent, approval, authorization, order, registration or qualification of or with any Governmental Authority (as hereinafter defined) is required for the offer and sale of the Shares to the Purchaser, or the consummation by the Company of the transactions contemplated by this Agreement and the Final Prospectus (as hereinafter defined), except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance by the Company of the Shares and the purchase of the Shares by the Purchaser in the manner contemplated herein and in the Final Prospectus and as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7 Offering. To the best of the Company’s knowledge, the Commission has not issued any order preventing or suspending the use of the Base Prospectus (as hereinafter defined).

3.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary of the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would reasonably be expected to materially adversely affect the Company’s ability to consummate the transaction contemplated hereby.

3.9 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charge in connection with this Agreement.

3.10 Limitation on Representations. The Company shall not be deemed to have made any representation or warranty to any Purchaser other than as expressly made by the Company in this Section 3. Without limiting the generality of the foregoing, except as expressly made by the Company in this Section 3, the Company makes no representation or warranty to the Purchaser with respect to (a) any projections, estimates or budgets heretofore delivered or made available to the Purchaser of future revenues, expenses or expenditures or future results of operations or (b) any other information or documents (financial or otherwise) made available to the Purchaser or its counsel, accountants or advisors.

SECTION 4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company both as of the date hereof and again as of the Closing as follows:

4.1 Investment. The Purchaser is acquiring the Shares in the ordinary course of its business and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser has not offered or sold any portion of the Shares to be acquired by it and has no present intention of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. The Purchaser shall not resell the Shares in a manner that results in a requirement to deliver a prospectus under Section 5 of the Securities Act. The Purchaser understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares. In acquiring the Shares, the Purchaser is acting on its own behalf and is not acting together with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Shares within the meaning of Section 13(d) of the Exchange Act.

4.2 Authorization. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Purchaser, the Purchaser’s directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of the Shares and the performance of all of the Purchaser’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Litigation, etc. There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, currently threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into such agreement, or to consummate the transactions contemplated hereby, or that would reasonably be expected to materially adversely affect the Purchaser’s ability to consummate the transaction contemplated hereby.

4.4 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any Governmental Authority on the part of the Purchaser is required in connection with the execution, delivery and performance of this Agreement.

4.5 Brokers or Finders. The Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charge in connection with this Agreement.

SECTION 5.

CONDITIONS TO CLOSING BY THE PURCHASER

The Purchaser’s obligation to purchase the Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment of the following conditions:

5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

5.3 Effectiveness of Registration Statement. The Registration Statement and all post-effective amendments thereto shall be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

5.4 Approval of Inclusion on the Nasdaq National Market. At the Closing Date, the Shares shall have been approved for inclusion on the NNM, subject only to official notice of issuance.

5.5 No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

5.6 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any person prior to such purchase which shall not have been obtained.

5.7 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate executed by (x) the President and Chief Executive Officer and (y) the Senior Vice President, General Counsel and Corporate Secretary of the Company, dated as of the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.3 of this Agreement.

5.8 Opinion of Company’s Counsel. The Purchaser shall have received from Baker Botts L.L.P., counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date, substantially in the form of Exhibit A hereto.

5.9 Good Standing Certificate. The Company shall have delivered to the Purchaser a Certificate dated as of a recent date issued by the Secretary of State of Delaware to the effect that the Company is legally existing and in good standing.

5.10 Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Secretary of the Company, dated as of the Closing Date, and certifying as to (a) the directors resolutions authorizing the transactions contemplated by this Agreement; (b) the Charter of the Company; (c) the Bylaws of the Company; (d) the incumbency of the President and Chief Executive Officer, the Senior Vice President and Chief Accounting Officer, and the Senior Vice President, General Counsel and Corporate Secretary of the Company; and (e) such other matters as the Purchaser may reasonably request.

SECTION 6.

CONDITIONS TO CLOSING BY THE COMPANY

The Company’s obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

6.1 Representations. The representations made by the Purchaser in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with.

6.3 Compliance Certificate. The Purchaser, or a duly authorized agent, shall have delivered to the Company a duly executed certificate, dated as of the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

6.4 Effectiveness of Registration Statement. The Registration Statement and all post-effective amendments thereto shall be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Purchaser, threatened by the Commission.

6.5 No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

6.6 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale and issuance or requiring any consent or approval of any person prior to such sale and issuance which shall not have been obtained.

SECTION 7.

COVENANTS

7.1 Fulfillment of Closing Conditions. Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to cause the fulfillment of the closing conditions (to the extent, in whole or in part, within its direct or indirect control) set forth in Sections 5 and 6 hereof.

7.2 Confidentiality. For the purposes of this Section 7.2, the term “Confidential Information” means information delivered to the Purchaser by or on behalf of the Company or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the Closing Date), provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser or any person or entity acting on the Purchaser’s behalf, or (c) otherwise becomes known to the Purchaser other than through disclosure by the Company or any Subsidiary of the Company. The Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Purchaser in good faith to protect confidential information of third parties delivered to the Purchaser, provided that the Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the purchased Shares), (ii) its financial advisors and other professional advisors who are made aware of the confidential nature of such information, or (iii) any other person or entity to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to the Purchaser, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Purchaser is a party. The Purchaser agrees to provide the Company with reasonable prior notice of any proposed delivery or disclosure of Confidential Information pursuant to clause (iii) of the foregoing sentence and to use commercially reasonable best efforts to cause the person or entity to which such delivery or disclosure is made to agree in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 7.2. The Purchaser hereby acknowledges that it is aware, and that it will advise its representatives who have knowledge of Confidential Information, that the United States securities laws prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and the Purchaser agrees to comply and cause its representatives to comply with such laws. Notwithstanding any provision of this Agreement to the contrary, this Section 7.2 shall not limit the effect of any confidentiality agreement between the Company and the Purchaser, which confidentiality agreement shall remain in full force and effect in accordance with its terms.

7.3 Publicity. The Company and the Purchaser agree not to issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby unless the prior written consent of the other party has been obtained, which consent shall not be unreasonably withheld; provided however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case it will use its best efforts to advise the Purchaser prior to making such disclosure).

7.4 Restriction on Sale of Securities. During a period of 90 days from the Closing Date, the Purchaser agrees that it will not, without the prior written consent of the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

7.5 Registration Statement. Between the date hereof and the Closing Date, the Company will not file any amendment to the Registration Statement or any supplement to the Final Prospectus without first notifying the Purchaser.

SECTION 8.

MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law thereof.

8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby for a period of one year.

8.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.5 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated hereby are consummated.

8.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or telex or telecopy (as provided above) addressed (a) if to the Purchaser, at such address as the Purchaser shall have furnished to the Company in writing or (b) if to the Company, sent to its principal executive offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchaser.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if by telex or telecopy, when received and confirmed in the manner provided above.

8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party, upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

8.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.11 Construction. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender or the neuter.

8.12 Interpretation. The parties hereto acknowledge and agree that (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

8.13 Definitions. The following terms shall have the following meanings:

“Base Prospectus” means the prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement.

“Business Day” means a day which in New York, New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

“Final Prospectus” means the prospectus supplement relating to the Shares and the offering thereof that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time this Agreement is executed and delivered by the parties hereto, together with the Base Prospectus.

“Governmental Authority” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multi-national organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“NNM” means Nasdaq National Market.

“Registration Statement” means the Company’s registration statement (File No. 333-62290) on Form S-3 filed with the Commission on June 5, 2001, as supplemented or amended prior to the execution of this Agreement.

“Subsidiary” means any corporation or other organization, whether incorporated or unincorporated, of which the Company directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which the Company is a general partner.

8.14 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

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The foregoing agreement is hereby executed as of the date first above written.

SYNTROLEUM CORPORATION

By:	/s/ John B. Holmes, Jr.
Name:	John B. Holmes, Jr.
Title:	President and Chief Executive Officer

DORSET GROUP CORPORATION

By:	/s/ Arturo Fasana
Name:	Arturo Fasana
Title:	President

EXHIBIT A

Form of Opinion of Baker Botts L.L.P.

April     , 2005

062754.0313

Dorset Group Corporation

c/o Arturo Fasana

2 Bd Georges-Favon

1204 Geneva

Switzerland

Ladies and Gentlemen:

This opinion is being furnished to you at the request of Syntroleum Corporation, a Delaware corporation (the “Company”), pursuant to Section 5.8 of the Stock Purchase Agreement, dated as of April 11, 2005 (the “Purchase Agreement”), by and between the Company and Dorset Group Corporation, a Panama corporation (the “Purchaser”), relating to the sale by the Company to the Purchaser of 1,000,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-62290) covering the registration of the Company’s debt securities, shares of Common Stock, shares of preferred stock, par value $0.01 per share, depositary shares and warrants with an aggregate offering price of up to $250,000,000. Such registration statement, including all documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement,” and the prospectus supplement dated April 8, 2005, together with the prospectus dated June 6, 2001 relating to the Registration Statement, in the form first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), including all material incorporated by reference therein as of the date hereof, is hereinafter referred to as the “Prospectus.” Unless otherwise defined herein, the terms used in this opinion shall have the respective meanings specified in the Purchase Agreement.

As counsel to the Company, we have examined the originals, or copies certified or otherwise identified, of the Purchase Agreement, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate records of the Company, including certain resolutions of the Board of Directors of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates, statements or other representations of officers of the Company with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations.

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In such examinations, we have assumed (i) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments and records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by the parties thereto, other than the Company, of all such documents and instruments examined by us, (iii) that, to the extent that any such documents and instruments purport to constitute agreements of such other parties, they constitute valid and binding obligations of such other parties and (iv) the truth and accuracy of all representations and warranties in the Purchase Agreement and that each party will comply with all of their respective covenants therein. We have conducted no independent investigation with respect to the foregoing.

On the basis of the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Purchase Agreement.

3. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Purchaser upon payment therefor in accordance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. The statements in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and in the Registration Statement under Item 15, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate summaries in all material respects.

6. The Registration Statement has been declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We express no opinion with respect to the legality, validity, binding nature or enforceability of any provisions (i) purporting to release or exculpate any party from liability for the acts or omissions of such party proximately causing damages or injuries as result of such party’s negligence, willful misconduct or strict liability, or purporting to impose a duty upon any

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party to indemnify, or make contribution to, any other party when any claimed damages or liability result from the negligence, strict liability, willful misconduct of, or the violation of federal or state securities or anti-fraud laws by, the party seeking such indemnity or contribution, (ii) relating to severability of invalid terms, the reformation of contracts and similar terms or (iii) to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such rights or remedies.

In connection with our opinion expressed above in paragraph 6, we have relied upon the oral notification by a member of the staff of the Commission as to the effectiveness of the Registration Statement under the 1933 Act.

In the opinions set forth herein, phrases such as “to our knowledge,” “known to us” and those with equivalent wording refer to the conscious awareness of information by the lawyers of this firm who have prepared this opinion, signed this opinion or been actively involved in assisting and advising the Company in connection with the preparation, execution and delivery of the Purchase Agreement.

The opinions set forth herein are based upon and limited to applicable federal law, the laws of the State of Texas and the general corporation law of the State of Delaware, in each case as in effect on the date hereof. For purposes of the opinions expressed above, we have assumed, with your permission and without independent inquiry, that the laws of the State of Delaware are identical to the laws of the State of Texas. The opinions given are strictly limited to the matters stated herein, and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein.

This opinion is intended to be for the benefit of the Purchaser in connection with the transactions consummated on the date hereof pursuant to the Purchase Agreement and may be relied upon only by the Purchaser and may not be relied upon by any other person or for any other purpose. No other use or distribution of this opinion may be made without our prior written consent.

Very truly yours,

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